UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 16, 2010

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On Wednesday, June 16, 2010, James River Coal Company (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Richmond, Virginia.  There were 27,687,861 shares of common stock, $0.01 par value per share (the “Common Stock”) of the Company outstanding and entitled to vote as of May 10, 2010, the record date for the Annual Meeting.  Each share of Common Stock entitled the holder thereof to one vote.  There were present at the Annual Meeting, in person or by proxy, holders of 24,584,585 shares representing 88.79% of the Common Stock entitled to vote at the Annual Meeting.

All of the Board of Directors’ nominees for directors of the Company were elected.  The elected directors’ terms will expire in 2013.  The directors of the Company were elected with the following votes:

Name	For	Withheld	Non-Votes
Leonard J. Kujawa	15,608,961	3,922,062	5,053,562
Peter T. Socha	15,634,533	3,896,490	5,053,562

The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock present, in person or represented by proxy, at the Annual Meeting was required to elect the directors.

The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010 was ratified with the following votes:

For	Against	Abstain	Non-Votes
23,919,290	651,296	13,999	0

The affirmative vote of the holders of the majority of the outstanding shares of Common Stock present, in person or by proxy, at the Annual Meeting was required to ratify the appointment of KPMG LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY
(Registrant)
By: /s/ Samuel M. Hopkins II
Samuel M. Hopkins II
Vice President and Chief Accounting Officer
Date:  June 18, 2010